UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-26680	8736-3354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2454 McMullen Booth Road, Building C

Clearwater, Florida 33759

(Address of principal executive offices, including zip code)

(727) 726-0763

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, Nicholas Financial, Inc. (the “Company”) (NASDAQ: NICK) appealed the determination by the staff of The NASDAQ Stock Market (“Nasdaq”) to delist the Company’s Common Shares from The NASDAQ Global Select Market. On May 20, 2014, Nasdaq advised the Company that the hearing panel (the “Panel”) handling such appeal granted the Company’s request for continued listing subject to the condition that, on or before August 31, 2014, the Company informs the Panel that the Company has solicited proxies and held an annual meeting of shareholders.

As previously reported, the Company intends to hold an annual general meeting of shareholders on July 30, 2014. The record date for such annual general meeting of shareholders is June 24, 2014. The Company currently anticipates mailing a proxy statement and related materials on or about June 30, 2014 to shareholders entitled to vote at the annual general meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: May 23, 2014	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Date: May 23, 2014	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Accounting Officer)